EXHIBIT 2

Mr. Richard Lashley
PL Capital, LLC
67 Park Place East
Suite 675
Morristown, NJ 07960

November 19, 2013

Certified Mail Return Receipt Requested and Overnight Delivery

Ms. Kathleen Lynch
Corporate Secretary
Alliance Bancorp, Inc. of Pennsylvania
541 Lawrence Road
Broomall, PA  19008

Re:           Notice of Intent to Nominate Director and Submit Nominee for Election

Dear Ms. Lynch:

This letter constitutes a notice of intent by Richard Lashley to nominate one person for election as a director of Alliance Bancorp, Inc. of Pennsylvania (the “Company”) at the 2014 Annual Meeting of Shareholders of the Company, and to submit his nominee for election at such Annual Meeting.  This notice is being provided to you pursuant to Section 3.12 of Article III of the Company’s Bylaws.  Mr. Lashley directly owns of record 500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Mr. Lashley also beneficially owns an additional 438,046 shares of the Common Stock.  By the fact of Mr. Lashley’s submission of this notice of intent to nominate and submit his nominee for election, it is his understanding the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission to review and comment on such proxy materials.

Mr. Lashley hereby notifies the Company pursuant to Section 3.12 of Article III of the Company’s Bylaws that he intends to nominate Mr. Howard Henick for election to the Board of Directors of the Company at the 2014 Annual Meeting of Shareholders of the Company.  Enclosed is the written consent of Mr. Henick to be named in the proxy statement of the PL Capital Group (as defined below) and to serve as a director of the Company if elected.  Mr. Lashley represents (1) that he is a holder of record of Common Stock, and will continue to be a holder of record, entitled to vote at the 2014 Annual Meeting of Shareholders and intends to appear (or will direct a qualified representative to appear on his behalf) in person or by proxy at such meeting to nominate Mr. Henick; and (2) that he is part of the PL Capital Group and the PL Capital Group intends to deliver a proxy statement and form of WHITE proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee.

Set forth below is certain information, including that required by Section 3.12 of Article III of the Company’s Bylaws.  The information set forth below responds fully to all of the requirements of Section 3.12 of Article III of the Company’s Bylaws.

Information as to Proposed Nominee - Howard Henick:

A.           Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address

Howard Henick	57	ScurlyDog Capital, LLC 4 Willowbrook Road Rumson, NJ 07760	26 Highland Avenue Chatham, NJ 07760
B.           Principal Occupation or Employment

Howard Henick:
Since June 2008, Mr. Henick has been an Equity Portfolio Manager at ScurlyDog Capital, LLC.  Mr. Henick is a member of SD Capital Partners, LLC, the general partner of SD Financial Institutions and Value Opportunity Fund, LP.  ScurlyDog Capital, LLC is a New Jersey state-registered investment advisor specializing in community bank and thrift equities.  From 1998 to 2007 Mr. Henick was an Executive Director at Morgan Stanley & Co.  Prior to that, he was an Executive Director at Deutsche Bank Securities (1997-98), an Associate then a VP at Goldman Sachs (1985-1997) and an Associate Attorney at Cahill Gordon & Reindel (1981-85).

Mr. Lashley believes that Mr. Henick would be deemed “independent” under the NASDAQ Marketplace Rules.

Mr. Henick’s financial and legal background, combined with his knowledge of the banking industry, qualify him to serve on the Company’s board of directors.  In addition, Mr. Henick’s knowledge of the banking industry makes him a valuable source of information, and will allow him to provide useful insight and advice.

Furthermore, the role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  Mr. Lashley believes that the background and expertise of Mr. Henick, as set forth herein, evidence those abilities and are appropriate to his serving on the Company’s board of directors.

C.           Shares Owned Either Beneficially or Of Record

Name of Nominee	Class	Amount

Howard Henick	Common	39,289*

* Includes 10,000 shares beneficially owned by Mr. Henick personally and 29,289 beneficially owned by SD Financial Institutions and Value Opportunity Fund, LP (of which ScurlyDog Capital, LLC is the investment advisor and SD Capital Partners, LLC is the General Partner).

D.           Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, Mr. Henick is not, nor has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, neither Mr. Henick nor any of his associates has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.           Other Information

Directorships of Other Publicly Owned Companies

Mr. Henick is not serving on the board of directors of any corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Material Proceedings Adverse to the Company

To Mr. Henick’s knowledge, there are no material proceedings to which Mr. Henick, or any of his associates, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Henick nor any of his associates has a material interest adverse to the Company or any of its subsidiaries.

Absence of any Family Relationships

Mr. Henick does not have any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of Mr. Henick, and based on information in his possession:

a.  Since January 1, 2008, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Henick, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Henick.  In addition, since January 1, 2008, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.  Mr. Henick has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Since January 1, 2008, Mr. Henick has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Since January 1, 2008, Mr. Henick has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.  Since January 1, 2008, Mr. Henick has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of Mr. Henick, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Henick nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Henick nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

Mr. Henick is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

Information as to Nominator – Richard Lashley:

A.           Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address

Richard Lashley	55	PL Capital, LLC 67 Park Place East Suite 675 Morristown, NJ 07960	2 Trinity Place Warren, NJ 07059
B.           Principal Occupation or Employment

Richard Lashley:
Since January, 1996, Mr. Lashley has been a principal, co-owner and managing member of PL Capital, LLC.  PL Capital, LLC is a member of the PL Capital Group. Prior to forming PL Capital, LLC, Mr. Lashley worked at KPMG Peat Marwick from 1984 to 1996.  Mr. Lashley is a Certified Public Accountant (New Jersey—license status inactive).

C.           Shares Owned Either Beneficially or Of Record

Name of Nominee	Class	Amount

Richard Lashley	Common	438,546*

* Includes 433,546 shares held by Financial Edge Fund, LP, Goodbody/PL Capital, LP, PL Capital/Focused Fund, LP and Financial Edge-Strategic Fund, LP; 500 shares held by Mr. Lashley as an individual; 2,500 shares held by Robin Lashley over which Mr. Lashley has certain discretionary authority; 1,000 shares held by the Caitlin Anne Lashley 2010 Trust of which Mr. Lashley is Trustee and 1,000 shares held by the Danielle Morgan Lashley 2010 Trust of which Mr. Lashley is Trustee.

D.           Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, Mr. Lashley is not, nor has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, neither Mr. Lashley nor any of his associates has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.           Other Information

Directorships of Other Publicly Owned Companies

Mr. Lashley is presently serving as a director of BCSB Bancorp, Inc. located in Baltimore, MD.  He is not serving on the board of directors of any other corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Material Proceedings Adverse to the Company

To Mr. Lashley’s knowledge, there are no material proceedings to which Mr. Lashley, or any of his associates, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Lashley nor any of his associates has a material interest adverse to the Company or any of its subsidiaries.

Absence of any Family Relationships

Mr. Lashley does not have any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of Mr. Lashley, and based on information in his possession:

a.  Since January 1, 2008, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Lashley.  In addition, since January 1, 2008, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b.  Mr. Lashley has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Since January 1, 2008, Mr. Lashley has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Since January 1, 2008, Mr. Lashley has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.  Since January 1, 2008, Mr. Lashley has not been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of Mr. Lashley, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Lashley nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Lashley nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

Mr. Lashley is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

The PL Capital Group

Mr. Lashley is a member of the “PL Capital Group,” which currently consists of the following persons and entities:

●	Financial Edge Fund, L.P., a Delaware limited partnership (“Financial Edge Fund”).

●	Financial Edge-Strategic Fund, L.P., a Delaware limited partnership (“Financial Edge Strategic”).

●	PL Capital/Focused Fund, L.P., a Delaware limited partnership (“Focused Fund”).

●	PL Capital, LLC, a Delaware limited liability company and General Partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund (“PL Capital”).

●	Goodbody/PL Capital, L.P., a Delaware limited partnership (“Goodbody/PL LP”).

●	Goodbody/PL Capital, LLC, a Delaware limited liability company and General Partner of Goodbody/PL LP (“Goodbody/PL LLC”).

●	PL Capital Advisors, LLC, a Delaware limited liability company and the investment advisor to Financial Edge Fund. Financial Edge Strategic, Goodbody/PL LP and the Focused Fund (“PL Capital Advisors”).

●	John Palmer and Richard Lashley, Managing Members of PL Capital, PL Capital Advisors and Goodbody/PL LLC.

●
Richard Lashley, as an individual, as a Trustee of the Danielle Morgan Lashley 2010 Trust and the Caitlin Anne Lashley 2010 Trust and as holder of certain discretionary authority over an account held by Robin Lashley, his sister.

●	John Palmer, as an individual (directly and in his IRA).

●	The Caitlin Anne Lashley 2010 Trust.

●	The Danielle Morgan Lashley 2010 Trust.

●	Lashley Family 2011 Trust.

●	Beth Lashley, Trustee of the Lashley Family 2011 Trust.

●	Robin Lashley, as an individual.

The business address of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP, Goodbody/PL LLC, John Palmer, Richard Lashley, and Robin Lashley is:  c/o PL Capital, 47 E. Chicago Avenue, Suite 336, Naperville, Illinois 60540.  Each of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP and Goodbody/PL LLC are engaged in various interests, including investments. Robin Lashley is a college professor at Kent State University (Tuscarawas campus) in OH.

The business address of the Caitlin Anne Lashley 2010 Trust, Danielle Morgan Lashley 2010 Trust, Lashley Family 2011 Trust and Beth Lashley is 2 Trinity Place, Warren, NJ 07059.  Each of the Caitlin Anne Lashley 2010 Trust, Danielle Morgan Lashley 2010 Trust and Lashley Family 2011 Trust are trusts created to engage in various interests, including holding investments.  Beth Lashley is a retired CPA.

Additional Information as to Nominee and Nominator:

Transactions In Stock of the Company

The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Lashley (and members of the PL Capital Group) and Mr. Henick (and his affiliates).
Financial Edge Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
12/12/11	400
11/20/12	100
02/28/13	(11,000)
10/16/13	(14,000)
11/14/13	(25,000)

Financial Edge Strategic Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
02/28/13	(3,800)
11/14/13	(8,000)

Goodbody/PL Capital, LP

Transaction Date	Number of Shares (Sold) Purchased
11/27/12	200
02/28/13	(3,000)
11/14/13	(5,000)

      PL Capital/Focused Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
02/28/13	(2,200)
08/12/13	(300)
08/30/13	(4,764)
10/16/13	(3,000)
11/14/13	(5,000)

PL Capital, LLC

Transaction Date	Number of Shares (Sold) Purchased
none	none

Goodbody/PL Capital, LLC

Transaction Date	Number of Shares (Sold) Purchased
none	none

PL Capital Advisors, LLC

Transaction Date	Number of Shares (Sold) Purchased
none	none

Lashley Family 2011 Trust

Transaction Date	Number of Shares (Sold) Purchased
none	none

Beth Lashley

Transaction Date	Number of Shares (Sold) Purchased
none	none

Richard Lashley

Transaction Date	Number of Shares (Sold) Purchased
10/30/13	500

Robin Lashley

Transaction Date	Number of Shares (Sold) Purchased
none	none

John W. Palmer

Transaction Date	Number of Shares (Sold) Purchased
10/30/13	100

John Palmer IRA

Transaction Date	Number of Shares (Sold) Purchased
None	none

Caitlin Anne Lashley 2010 Trust

Transaction Date	Number of Shares (Sold) Purchased
none	none

Danielle Morgan Lashley 2010 Trust

Transaction Date	Number of Shares (Sold) Purchased
none	none

Howard Henick

Transaction Date	Number of Shares (Sold) Purchased
none	none

ScurlyDog Capital, LLC

Transaction Date	Number of Shares (Sold) Purchased
none	none

SD Financial Institutions and Value Opportunity Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
None*	None*

*
SD Financial Institutions and Value Opportunity Fund, L.P. acquired the shares of Common Stock that it holds pursuant to in-kind contributions from its limited partners, which were effected at various times in 2012 and 2013.

SD Capital Partners, LLC

Transaction Date	Number of Shares (Sold) Purchased
none	none

Certain funds expended to date in the foregoing transactions by members of the PL Capital Group were provided, from time to time, in part by margin account loans from BNP Paribas Prime Brokerage, Inc. (“BNP Paribas”) extended in the ordinary course of business.  All purchases of Common Stock made using funds borrowed from BNP Paribas were made in margin transactions on that firm’s usual terms and conditions.  All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans generally bear interest at a rate based upon the federal funds rate plus an applicable margin.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  As of the date of this letter, no member of the PL Capital Group has margin loans outstanding secured by Common Stock.

Mr. Henick may from time to time acquire shares of Common Stock, in part, by margin account loans from Fidelity Investments extended in the ordinary course of business.  All purchases of Common Stock made by Mr. Henick that would involve funds borrowed from Fidelity Investments would be made in margin transactions on that firm’s usual terms and conditions.  All or part of the shares of such Common Stock held by Mr. Henick may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans generally bear interest at a rate based upon the federal funds rate plus an applicable margin.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  As of the date of this letter, Mr. Henick does not have any margin loans outstanding secured by Common Stock.

SD Financial Institutions and Value Opportunity Fund, LP may from time to time acquire shares of Common Stock, in part, using margin account loans from Charles Schwab & Co., Inc. extended in the ordinary course of business.  All purchases of Common Stock that would involve funds borrowed from Charles Schwab & Co., Inc. would be made in margin transactions on that firm’s usual terms and conditions.  All or part of the shares of such Common Stock held by SD Financial Institutions and Value Opportunity Fund, LP and its affiliates may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans generally bear interest at a rate based upon the federal funds rate plus an applicable margin.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  As of the date of this letter, neither SD Financial Institutions and Value Opportunity Fund, LP nor any of its affiliates have any margin loans outstanding secured by Common Stock.

Arrangements or Understandings with Other Persons

Mr. Lashley has agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby Mr. Lashley is indemnified by those limited partnerships and companies for any liabilities he may incur in connection with his duties, including PL Capital Group’s intended solicitation of proxies for use at the 2014 Annual Meeting of Shareholders of the Company.

Mr. Henick has agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby Mr. Henick is indemnified by those limited partnerships and companies for any liabilities he may incur in connection with PL Capital Group’s intended solicitation of proxies for use at the 2014 Annual Meeting of Shareholders of the Company.

Those limited partnerships and companies will also reimburse Mr. Lashley and Mr. Henick for any expenses that either reasonably incurs in connection with the PL Capital Group’s intended solicitation of proxies for use at the 2014 Annual Meeting of Shareholders of the Company.

Mr. Henick has agreements with the limited partnerships and companies managed and advised by ScurlyDog Capital, LLC and SD Capital Partners, LLC, whereby Mr. Henick is indemnified by those limited partnerships and companies for any liabilities he may incur in connection with his duties, including PL Capital Group’s intended solicitation of proxies for use at the 2014 Annual Meeting of Shareholders of the Company.  Those limited partnerships and companies may also reimburse Mr. Henick for any expenses that either reasonably incurs in connection with the PL Capital Group’s intended solicitation of proxies for use at the 2014 Annual Meeting of Shareholders of the Company.

Except as noted above, to Mr. Henick’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

As of the date of this letter, no member of the PL Capital Group or Howard Henick, ScurlyDog Capital, LLC and their affiliates have retained any person or firm to make solicitations or recommendations to shareholders for the purpose of assisting in the election of Mr. Henick as a director.

Other Shareholders Known to be Supporting Mr. Henick

No other shareholder other than Mr. Henick, ScurlyDog Capital, LLC and their affiliates and members of the PL Capital Group are known to Mr. Lashley to be supporting Mr. Henick as a nominee.

Beneficial Ownership

See Appendix A for the beneficial ownership of the members of the PL Capital Group as well as Mr. Henick, ScurlyDog Capital, LLC and their affiliates.  In the aggregate, the PL Capital Group beneficially owns 449,976 shares of Common Stock (9.2% of the Common Stock outstanding)  and Mr. Henick, ScurlyDog Capital, LLC and their affiliates beneficially own 39,289 shares of Common Stock (0.8% of the Common Stock outstanding).

Mr. Henick, ScurlyDog Capital, LLC and their affiliates expressly disclaim beneficial ownership of securities held by the PL Capital Group.

The PL Capital Group expressly disclaims beneficial ownership of securities held by Mr. Henick, ScurlyDog Capital, LLC and their affiliates.

* * *

As required by Section 3.12 of Article III of the Company’s Bylaws, if the Company’s board of directors or a committee thereof believes this notice is incomplete or otherwise deficient in any respect, please contact Mr. Lashley immediately so that he may promptly address any alleged deficiencies.

Very truly yours,

Richard Lashley

Appendix A

Name and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Richard Lashley 2 Trinity Place Warren, NJ 07059	438,546 (1)	9.0%	0
John Palmer 4216 Richwood Court Naperville, IL 60540	436,696(2)	8.9%	0
PL Capital, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	380,573	7.8%	0
PL Capital Advisors, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	433,546	8.8%	0
Financial Edge Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	251,142	5.1%	0
Financial Edge-Strategic Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	82,885	1.7%	0
PL Capital/Focused Fund, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	46,546	1.0%	0
Goodbody/PL Capital, LLC 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	52,973	1.1%	0
Goodbody/PL Capital, LP 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	52,973	1.1%	0
Lashley Family 2011 Trust Beth Lashley, Trustee 2 Trinity Place Warren, NJ 07059	8,280	0.2%	0
Robin Lashley 47 E. Chicago Avenue, Suite 336 Naperville, Illinois 60540	2,500	<0.1%	0
Caitlin Ann Lashley 2010 Trust Richard Lashley, Trustee 2 Trinity Place Warren, NJ 07059	1,000	<0.1%	0
Danielle Morgan Lashley 2010 Trust Richard Lashley, Trustee 2 Trinity Place Warren, NJ 07059	1,000	<0.1%	0
Howard Henick 26 Highland Avenue Chatham, NJ 07928	39,289(3)	0.8%	0

SD Financial Institutions and Value Opportunity Fund, LP 4 Willowbrook Road Rumson, NJ 0776029	29,289	0.6%	0
ScurlyDog Capital, LLC 4 Willowbrook Road Rumson, NJ 07760	29,289	0.6%	0
SD Capital, LLC 4 Willowbrook Road Rumson, NJ 07760	29,289	0.6%	0

(1)  Includes 433,546 shares held by Financial Edge Fund LP, Goodbody/PL Capital LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP; 500 shares held by Mr. Lashley as an individual; 2,500 shares held by Robin Lashley over which Mr. Lashley has certain discretionary authority; 1,000 shares held by the Caitlin Anne Lashley 2010 Trust of which Mr. Lashley is Trustee; 1,000 shares held by the Danielle Morgan Lashley 2010 Trust of which Mr. Lashley is Trustee.

(2)  Includes 433,546 shares held by Financial Edge Fund LP, Goodbody/PL Capital LP, PL Capital/Focused Fund LP and Financial Edge-Strategic Fund LP; 100 shares held by Mr. Palmer directly as an individual; 3,050 shares held in Mr. Palmer’s IRA.

(3)  Includes 10,000 shares beneficially owned by Mr. Henick personally and 29,289 shares beneficially owned by SD Financial Institutions and Value Opportunity Fund, LP (of which ScurlyDog Capital, LLC is the investment advisor and SD Capital Partners, LLC is the General Partner).

Mr. Henick, ScurlyDog Capital, LLC and their affiliates expressly disclaim beneficial ownership of securities held by the PL Capital Group.

The PL Capital Group expressly disclaims beneficial ownership of securities held by Mr. Henick,ScurlyDog Capital, LLC and their affiliates.

CONSENT OF PROPOSED NOMINEE

I, Howard Henick, hereby consent to be named in the proxy statement of the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of Alliance Bancorp, Inc. of Pennsylvania for use in voting at the 2014 Annual Meeting of Shareholders of Alliance Bancorp, Inc. of Pennsylvania and I hereby consent and agree to serve a director of Alliance Bancorp, Inc. of Pennsylvania if elected at such Annual Meeting.

_________________________
Howard Henick

Dated:  November ____, 2013